AMENDMENT TO PRIVATE STOCK PURCHASE AND SALE AGREEMENT

THIS AMENDMENT TO PRIVATE STOCK PURCHASE AND SALE AGREEMENT DATED MAY 26, 2017 (this "Amendment") between PHI Group, Inc. and Maxagro Farm SRL is hereby made effective on this 8th day of August 2017 with respect to the following item:

SECTION 1. (b) (i): THE CLOSING DATE

The Closing Date of the afore-mentioned Private Stock Purchase and Sale Agreement shall be extended to December 31, 2017 to allow additional time for further due diligence, valuation and negotiation, and may be concluded sooner by written consent of all the parties hereto.

IN WITNESS WHEREOF the parties hereto have executed this Amendment as of the day and year first above written.

PHI GROUP, INC.
A Nevada corporation

PHI GROUP, INC. CORPORATE SEAL 1982 NEVADA

By: ____________________
Henry D. Fahman
Chairman & CEO

MAXAGRO FARM SRL
A Romanian company

By: ____________________
Ianco Zifceak
Representative

SOCIETATEA COMERCIALA MAXAGRO FARM S.R.L. BUTIN - JUD. TIMIS